Exhibit 13.2

CERTIFICATION OF PERIODIC FINANCIAL REPORT
Pursuant to 18 U.S.C. Section 1350

     In connection with the Annual Report of Siliconware Precision Industries Co., Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wen Chung Lin, a Director and the Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C.§ 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

3.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 26, 2003

By: /s/ Wen Chung Lin

Name: Wen Chung Lin Title: Director; Chief Executive Officer

*	A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.